Exhibit 10.73

PATENT LICENSE SECURITY AGREEMENT

Patent License Security Agreement, dated as of February 3, 2011 (this “Agreement”), between ECL7, LLC a Delaware limited liability company (the “Grantor”), and Koninklijke Philips Electronics N.V., a company duly incorporated under the laws of The Netherlands and Philips Medical Systems Nederland B.V., a private company with limited liability incorporated under the laws of The Netherlands (together the “Secured Party”).

W I T N E S S E T H:

WHEREAS, Grantor is party to a Security Agreement dated as of February 3, 2011 (the “Security Agreement”) between the Grantor and Secured Party pursuant to which the Grantor is required to execute and deliver this Patent License Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Secured Party to enter into the Sublicense Agreement, the Grantor hereby agrees with the Secured Party, as follows:

SECTION 1.    Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

“Pledged Non-Robotic Hansen-Luna Rights” shall mean any and all present and future rights and remedies relating to present and future patents, inventors’ certificates and patent applications throughout the world, including without limitation those listed patent applications and patents set forth in Schedule I hereto, to the extent they are sub-licensed to Secured Party by Grantor pursuant to the Sublicense Agreement.

SECTION 2.    Grant of Security Interest in Patent Collateral. Subject to Section 3 below, Grantor hereby grants to the Secured Party a security interest in and continuing lien on all of Grantor’s right, title and interest in, to and under the Pledged Non-Robotic Hansen-Luna Rights and all other personal property of Grantor solely to the extent directly related to the Pledged Non-Robotic Hansen-Luna Rights including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located, and (except with regard to “payment intangibles” as defined in Article 9 of the UCC and general books, records, and documents related to the Pledged Non-Robotic Hansen-Luna Rights), only to the extent that Secured Party has any present and future rights or interest therein pursuant to the Sublicense Agreement, so long as such sublicense has not been terminated pursuant to Section 4 of the Sublicense Agreement (all of which being hereinafter collectively referred to as the “Collateral”):

(a) Accounts; (b) Chattel Paper; (c) Documents; (d) General Intangibles; (e) Goods; (f) Instruments; (g) Insurance; (h) Money; (i) Receivables and Receivable Records; (j) Commercial Tort Claims; (k) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and (l) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

For the avoidance of doubt, the security interest in and continuing lien granted to Secured Party by Grantor shall not extend to any assets of Grantor, including without limitation rights under the Hansen-Luna Agreement, not so directly related to the Pledged Non-Robotic Hansen-Luna Rights. Secured Party acknowledges that Hansen may exercise any and all of Hansen’s rights relating to (x) robotic technology not consisting of Pledged Non-Robotics Hansen-Luna Rights, and (y) non-robotic technology with respect to which Hansen has exercised its buy back rights under that certain Patent and Technology License and Purchase Agreement between Hansen and Secured Party executed on or about the date of this Agreement as the same may be amended from time to time, and that Hansen may enter into agreements or otherwise deal with third parties with respect to such rights without the need to consult with or otherwise obtain consent from Secured Party under this Agreement.

SECTION 3.    Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Secured Party pursuant to the Security Agreement and Grantor hereby acknowledges and affirms that the rights and remedies of the Secured Party with respect to the security interest in the Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.    Applicable Law. This Patent Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York, without regard to its conflicts of law provisions.

SECTION 5.    Counterparts. This Patent Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, Grantor has caused this Patent License Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

ECL7, LLC

By:	/s/ Stephen Ware
Name: Stephen Ware
Title: President

[PATENT LICENSE SECURITY AGREEMENT]

Accepted and Agreed:

KONINKLIJKE PHILIPS ELECTRONICS N.V.,

as Secured Party

By:	/s/ Ruud Peters
Authorized Signatory:
Ruud Peters
Chief Intellectual Property Officer

PHILIPS MEDICAL SYSTEMS NEDERLAND B.V.,

as Secured Party

By:	/s/ Bert Van Meurs
Authorized Signatory:
Bert Van Meurs
Senior Vice President

By:	/s/ John Van Soerland
Authorized Signatory:
John Van Soerland
Senior Director

[PATENT LICENSE SECURITY AGREEMENT]

SCHEDULE I

to

PATENT SECURITY AGREEMENT

Any and all present and future rights and remedies relating to the patents set forth below and all future patents and patent applications, to the extent that they are sub-licensed to Secured Party by Grantor pursuant to that certain Sublicense Agreement Between SPE and Philips, dated as of the date hereof, between Secured Party and Grantor:

U.S. Patent No. 7,154,081 for “Composite Structures, Such As Coated Wiring Assemblies, having Integral Fiber Optic-Based Condition Detectors and Systems which employ the same”, issued on 12/26/06.

•        U.S. Patent No. 6,900,897 B2 for “Apparatus and Method for Correcting Errors Generated by a Laser with Non-Ideal Tuning Characteristics”, issued on 05/31/05.

•        U.S. Patent No. 6,856,400 for “Apparatus and Method for the Complete Characterization of Optical Devices Including Loss, Birefringence and Dispersion Effects”, issued on 02/15/05.

•        U.S. Patent No. 7,781,724 for “Fiber-Optic Position and Shape Sensing Device and Method Relating Thereto”, issued on 8/24/2010.

—      U.S. Patent 7,515,276 “High Resolution Interferometric Optical Frequency Domain Reflectometry Beyond the Laser Coherence Length”, issued 04/07/2009.

—      U.S. Patent 7,772,541 “Fiber Optic Position and/or Shape Sensing Based on Rayleigh Scatter”, issued 08/10/2010.

—      Pending, Application No. PCT/US2009/034664 for “High Precision Wavelength Measurement and Control of a Tunable Laser”, filed on 02/20/2009.

•        U.S. Patent No. 7,538,883 for “Distributed Strain and Temperature Discrimination in Unaltered Polarization Maintaining Fiber”, issued on 5/26/09.

•        Pending, Application No. EP 6737599.8 for “Calculation of Birefringence in a Waveguide Based on Rayleigh Scatter”, filed on 03/09/06 and US 7,330,245, issued 2/12/08.

U.S. Patent No. 7,633,607 for “Method and Apparatus for Calibrating Measurement Equipment”, issued on 12/15/2009.

•        Pending, Application No. PCT/US05/45002 for “Compensating for Time Varying Phase Changes in Interferometric Measurements”, filed on 12/13/05.

—      Pending, Application No. 61/379,116 for “A Method to Terminate Optical Fibers so as to Reduce Back Reflections”, filed 09/01/2010.

—      Pending Application No. 12/874,901 for “High Accuracy Position Sensing with Multi-Core Optical Fiber”, filed 09/02/2010.

•      Pending, Application No. 61/384,019 for “Compensating for Non-Ideal Multi-Core Shape Sensing Fiber Manufacture”, filed 09/17/2010.

•      U.S. Patent No. 7,379,168 for “Polarization Diversity Detection Without a Polarizing Beam Splitter”, issued on 05/27/2008.

•      U.S. Patent No. 7,440,087 for “Identifying Optical Fiber Segments and Determining Characteristics of an Optical Device under Test Based on Fiber Segment Scatter Pattern Data”, issued on 10/21/2008.